Exhibit 10.37
DATED THE           DAY OF      DEC, 2004
BETWEEN
MALAYSIAN INDUSTRIAL ESTATES
BERHAD
AND
TRIO-TECH (MALAYSIA) SDN.
BHD.
(NO. 105390-V)
TENANCY AGREEMENT
(FACTORY LOT NO. 4
KAWASAN MIEL SUNGAI WAY BARU (FTZ), PHASE
III
SELANGOR DARUL EHSAN)
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Prepared by:
Legal Department
Malaysian Industrial Estates
BeMad
Na I Jalan MMOA
Taman PerinAkAn KS
Mul(im Batu, Batu Caves
68100 KUALA LUMPUR
Tel No. 03-61862616 -

THIS AGREEMENT is made on the date stated in Section 1 of Schedule A herein
BETWEEN
MALAYSIAN INDUSTRIAL ESTATES BERHAD (No. 5674-K), a company incorporated in Malaysia and having its registered office at 21st Floor, Bangunan Amanah Capital, 82 Jalan Raja Chulan, 50200 Kuala Lumpur and business address at No. 3, Jalan 31/10A, Taman Perindustrian IKS Mukim Batu, 68100 Kuala Lumpur (hereinafter referred to as “the Landlord”) of the one part
THE TENANT whose name and address are stipulated in Section 2 of Schedule A hereto (hereinafter called “the Tenant”) of the other part.
WHEREAS the Landlord is the registered proprietor and beneficial owner of all that piece of land and the factory building erected thereon described in Section 3 of Schedule A and delineated on the plan annexed hereto as Schedule B (hereinafter referred to as “the said Premises”) and agrees to let and the Tenant agrees to take the said Premises on the terms and conditions hereinafter contained.
WHEREBY IT IS HEREBY AGREED as follows:-

1.	GRANT OF TENANCY

1.1	Grant of Tenancy

The Landlord lets and the Tenant takes a tenancy of the said Premises for a term which is stipulated in Section 4 of Schedule A commencing from the date stated in Section 5 of Schedule A at the monthly rental specified in Section 6 of Schedule A payable monthly in advance on or before the first day of each calendar month and the first payment to be made on or before the date specified in Section 7 of Schedule A.

2.	SECURITY DEPOSIT

2.1	Security Deposit

The Tenant shall upon execution of this Agreement pay the Landlord a sum equivalent to three (3) months rental specified in Section 8 of Schedule A hereto as security deposit for the due observance and performance by the Tenant, of the stipulations, terms and conditions of this Agreement. The said deposit shall be maintained at this figure during the term of this tenancy and shall not be deemed to treated as payment of rent except that the Landlord shall at its absolute discretion on the expiry of this tenancy or sooner determination of this tenancy due to any breach of any of the provisions of this Agreement by the Tenant deduct whatsoever sum from the security deposit that may be due to the Landlord including but not limited to the following:

[a]	all costs and expenses incurred in making good any damage to the said Premises and for any repairs or replacements or damaged or lost fixtures belonging to the Landlord;

[b]	any legal fee or administrative charges and disbursements due from and payable by the Tenant;

[c]	any charges as stipulated in Clause 3.1.2, 3.1.5 and 3.1.12 herein contained;

[d]	any interest on delayed payments owing by the Tenant;

[e]	any outstanding rental owing by the Tenant;
and to return the balance (if any) free of interest to the Tenant PROVIDED ALWAYS it is hereby agreed that any deductions made by the Landlord -from the security deposit shall not prejudice the Landlord’s claim against the Tenant for any breach of this Agreement.

3.	TENANT’S COVENANTS

3.1	Tenant’s Covenants

The Tenant hereby covenants with the Landlord as follows:-
3.1.1	Payment of Rent

To pay the rent hereby reserved on the days and in the manner aforesaid.

3.1.2	Increased Outgoings

In the event that the assessments, quit rent, rates, taxes, property tax or other imposition of a like nature by whatever name called levied in respect of the said land and/or building thereon shall be increased over the amount payable during the term hereby created (whether such increase is by way of increase in the annual value or by way of increase in the rate of assessment) to pay the excess relating to the said land and/or building thereon.

3.1.3	Prohibition of Use
[a]	To use and occupy the said Premises solely for the purpose approved by the Landlord.

[b]	Not to carry on or permit or suffer to be carried on upon the said Premises any trade of a noxious or offensive nature and not to permit or suffer the said Premises to be used as the residence or sleeping place of any person (other than a caretaker) but to use the same solely for the purpose approved by the Landlord.
3.1.4	Utility Charges
[a]	To pay all charges in respect of water, including Indah Water charges, electricity, conservancy and other facility, -service charges and outgoings whatsoever which now are or at any time hereafter during the said term may be imposed or charged upon or in respect of the said Premises or any part thereof or for which the Tenant is liable.

[b]	To pay the minimum monthly contribution for electricity charges and/or any other charges imposed by Tenaga Nasional Berhad.
3.1.5	Alterations and Additions

Not to make any additions or alterations to the said Premises or any part thereof or damage cut or alter any of the walls, ceilings, partitions, timber floors, electrical wiring or plumbing or the Landlord’s scheme of decoration of the said Premises without the Landlord’s previous consent in writing and the approvals (if necessary) of the Appropriate Authorities and in the event of such consent and approvals being obtained, to carry out the work at the Tenant’s own expense with such materials and in such manner and at such times as shall be designated by the Landlord PROVIDED ALWAYS that any increase in the charges in respect of assessment, quit rent, rates, taxes, property tax or other impositions due to the alterations and extensions made to the said Premises shall be borne by the Tenant. Further, upon the determination of the term hereby created the Tenant shall restore the said Premises to their original state and condition at the expense of the Tenant and if the Tenant fails to restore the said Premises to its original condition, the Landlord shall have the right to do and charge to the Tenant the costs thereby incurred and to claim from the Tenant as debt due from the Tenant to the Landlord.

3.1.6	Upkeep of Premises

To keep the exterior and interior of the said Premises and all parts thereof including all fixtures and fittings therein in good and tenantable repair and to keep all closets, sinks, interior pipes, windows, door, locks, bolts and fastening in good and tenantable repair and proper working order and to replace or repair the same if broken, damaged or destroyed by the Tenant, its agent, workmen and others lawfully on the said Premises and to replace all broken glass forthwith and so leave the same at the end of the tenancy, fair wear and tear excepted.

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3.1.7	Not to Assign or Sub-Let

Not to assign, sub-let, share or part with the possession of the said Premises or any part thereof.

3.1.8	Nuisance

Not to do or permit to be done upon the said Premises any act or thing which is or may be an annoyance or a nuisance to the Landlord or the occupiers of any neighbouring or adjoining property.

3.1.9	Storage

Not to keep or permit to be kept on the said Premises or any part thereof any materials of a dangerous or explosive nature the keeping of which may contravene and/or be a breach any local statutes or regulations whereby the Landlord may be exposed to penalty, fine or forfeiture or in respect of which an increased rate of insurance may be required or the policy in respect of which may become void and voidable.

3.1.10	Installation

Not without the previous consent in writing of the Landlord install or erect upon or affix to the said Premises any permanent fixtures, machinery or apparatus and such consent not to be unreasonably withheld PROVIDED ALWAYS that the Tenant shall indemnify the Landlord against any loss or damage caused thereby.

3.1.11	Indemnity

That the Tenant shall indemnify and keep indemnified the Landlord from and against:-
[a]	All claims, demands, writs, summons, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the said Premises or any part thereof by reason of any act or omission of the Tenant or of any of the Tenant’s employees, independent contractors, agents, invitees or licensees; and

[b]	All loss and damage to the said Premises, and to all property therein caused directly or indirectly by the Tenant or the Tenant’s employees, independent contractors,

invitees or licensees a and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, gas or electricity or faulty fittings or fixtures of the Tenant.
3.1.12	Insurance
[a]	Not to do or permit or suffer to be done any act or omission which may render any increased or extra premium payable by the Landlord for the insurance of the said Premises or any part thereof or which may make void or voidable any such insurance and to repay the Landlord on demand all such increased insurance premium and to comply in all respects with the requirements of the insurers with which the said Premises may for the time being be insured and forthwith on demand to make good to the Landlord all losses or damages sustained by the Landlord consequent upon any breach of this provision.

[b]	At its own cost and expense to insure and keep insured all its goods and properties in the said Premises.
3.1.13	Rubbish

Not to deposit or permit to be deposited any rubbish or refuse on any part of the said Premises.

3.1.14	Compliance with Law
[a]	To comply with all by-laws, rules, regulations or orders of the Department of Environment and the relevant Local Authority/Town Council, State or Federal Government affecting the said Premises having power in that behalf and which are now in force or which may hereafter be enacted and also comply with all the requirements of the Jabatan Bomba including the installation of additional fire fighting apparatus and will at all times hereafter indemnify the Landlord and keep the Landlord indemnified against all claims, demands, actions, proceedings, costs and expenses in respect of such any act, matter or thing done or omitted to be done in contravention of the said provisions.

[b]	To comply at all times during the said term with all statutory requirements for ensuring the health safety and welfare of the persons using or employed in or about the said Premises or any part thereof.
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3.1.15	Prohibition of Pollution

Not to allow any dangerous, poisonous or objectionable effluent to be discharged into the drains or sewers of the said Premises and to take all such measures and precautions as may be necessary to ensure that any effluent so discharged will:-
[a]	not be corrosive or otherwise harmful to the said drains or sewers; or

[b]	not cause any obstruction or deposit therein; or

[c]	not entail any ecological pollution.
3.1.16	Inspection by Landlord

To permit the Landlord or its agents with or without workmen and others at least twice a year at reasonable times to enter upon and to examine the condition of the said Premises and thereupon the Landlord may serve upon the Tenant a notice in writing specifying any repairs necessary to be done and require the Tenant forthwith to execute the same and if the Tenant shall not within twenty-one (21) days after the. service of such notice proceed diligently with the execution of such repairs then to permit the Landlord or its agents or workmen to enter upon the said Premises and execute such repairs and the costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by the Landlord.

3.1.17	Floor Loading

Not to load the floors of the said Premises in excess of the load stated in Section 3 of Schedule A and to make good to the Landlord any damage owing to such overloading and to provide ‘stronger foundations at the Tenant’s cost should there be any requirement in excess of the capacity herein mentioned. The Landlord will not be liable for any damage caused as a result of

3.1.18	Determination of Tenancy

[a] At the expiration or sooner determination of the term hereby created to yield the said Premises with the fixtures thereto (other than such Tenant’s trade fixtures as shall belong to the Tenant unless required by the Landlord to be removed), in good and tenantable repair and condition (fair wear and tear excepted) to the Landlord together with all the keys to the said Premises, and unless otherwise required by the Landlord, to remove all lettering, internal partitions, fixtures and other installations of the Tenant or any part thereof, as are specified by the Landlord, from the said Premises and to reinstate in the said Premises all air-conditioning installations or other electrical installations to their original state to the satisfaction of the Landlord, its architects or engineers. All damage done to the said Premises by such removal shall be made good by the Tenant or damages shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant on the amount thereof.
[b]	If the Tenant fails to vacate the said Premises or to remove its fixtures and partitions or reinstate in accordance with Clause 3.1.18[al hereof the Tenant shall pay to the Landlord, as agreed liquidated damages, a sum of money equivalent to two (2) months rental for every month that it failed to vacate and without prejudice to the foregoing it shall be lawful for the Landlord, its servants or agents to remove the fixtures and partitions on the Tenant’s behalf, repair all damages and breakage caused by the Tenant and reinstate the said Premises to a standard satisfactory to the Landlord and all costs of such work shall be a debt due from the Tenant to the Landlord and shall forthwith be recoverable by the Landlord from the Tenant. The payment of agreed liquidated damages shall not in any way be construed as payment of rent to the Landlord and the Landlord reserves the right to recover the said Premises by court action.
4.	LANDLORD’S COVENANTS

4.1	Landlord’s Covenants

The Landlord hereby covenants with the Tenant as follows:-
4.1.1	Quit Rent and Assessment

To pay but subject to Clauses 3.1.2 and 3.1.5 all quit rent and property assessment charges for the said Premises.

4.1.2	Insurance

To keep insured the said Premises at all times throughout the tenancy against loss or damage by fire, strike, malicious act, explosion, storm, tempest, tool aircraft or anything dropped therefrom, riot and civil commotion and to expend all moneys received. by virtue of such. insurance in rebuilding and reinstating the

4.1.3	Quiet Enjoyment

That the Tenant paying the rent hereby reserved and observing performing the several covenants and stipulations on its part herein contained shall peacefully hold and enjoy the said Premises during such term without any interruption by the Landlord or any other person rightfully claiming under or in trust for it.

4.1.4	Maintenance

To maintain and keep the main structure, walls, floors, roofs and drains of the said Premises in good and tenantable repair and condition throughout the term hereby created PROVIDED ALWAYS that the Tenant shall be liable for any damage caused by the negligence of the Tenant its agents, workmen and others lawfully on the said Premises.
5.	REPRESENTATIONS AND WARRANTIES BY TENANT

5.1	Representations and Warranties by Tenant

The Tenant represents and warrant to the Landlord as follows

[a] that the Tenant is a company duly incorporated under the laws of Malaysia and has full legal right, authority and power to enter into and bind itself by this Agreement; all appropriate and necessary actions have been taken to authorise the execution of this Agreement and the execution and delivery thereof does not exceed the power and authority of the officers executing the same; and

[b] the Tenant has obtained (or will obtain by the date of commencement of the tenancy herein) all the necessary licences, approvals, permits and consents from all relevant regulatory, licensing, local and other appropriate authorities to operate on the said Premises and to carry on the business in the way the Tenant intends to conduct its business.

6.	FORFEITURE

6.1	Forfeiture

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[b]	the rent hereby reserved or any pat thereof shall at any time be unpaid for fifteen (15) days after becoming due and payable whether formally demanded or not or

[c]	the Tenant ceases to occupy the said Premises;

[d]	the Tenant, being an individual, commits an act of bankruptcy;

[e]	the Tenant, being a company:
(i)	enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company); or

(ii)	has a receiver appointed;
[f]	the Tenant enters into an arrangement for the benefit of its creditors; or

[g]	the Tenant has any distress or execution levied upon its goods;

[h]	the Tenant, being an individual shall die;
then it shall be lawful for the Landlord at any time to serve a forfeiture notice upon the Tenant pursuant to Section 235 of the National Land Code 1965 and it is hereby agreed that a reasonable time in which to remedy the breach of the subject matter of the said forfeiture notice shall be fourteen (14) days and on the expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied, the Landlord shall forthwith be at liberty to re-enter upon the said Premises (or any pad thereof in be name of be whole) at any time and thereupon this tenancy shall absolutely determine but strictly without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant’s covenant contained herein.

7.	PAYMENT WITHOUT DEDUCTIONS

7.1	Payment without deductions

All payments to be made by the Tenant to the Landlord hereunder shall be made in full and without any set-off, counterclaim or merger or combination of accounts whatsoever and shall be free and clear of and without deduction for, any taxes, levies, imposts, dudes, charges, fees, deductions or withholding of any nature now or hereafter imposed by any competent governmental or other authority.

8.	INTEREST ON LATE PAYMENT

8.1	Interest on Late Payment
[a]	In addition to and without prejudice to the powers rights and remedies by this Agreement conferred, if the Tenant shall default in the payment seven (7) days after the due date of the said rent or other moneys herein covenanted to be paid the Tenant shall pay to the Landlord interest at the rate of ten percentum (10%) per annum on the rent or any other sum at that time in arrears calculated from the date of such default until the date of full payment of the said rent or such other moneys in arrears.

[b]	Interest at the aforesaid rate shall be chargeable as well after as before judgment and shall be payable as of right within the meaning of Section 11 (b) of the Civil Laws Act, 1956, and shall constitute the rate otherwise agreed between parties within the meaning of Section 16(i) of the Courts of Judicature Act 1964.
9.	REMOVAL OF TENANT’S PROPERTY

9.1	Removal of Tenant’s Property

If after the Tenant has vacated the said Premises on the expiry of the term and any property of the Tenant remains in or on the said Premises and the Tenant fails to remove it within seven (7) days after being requested in writing by the Landlord to do so or after using its best endeavours the Landlord is unable to make such a request to the Tenant within fourteen (14) days from the first attempt so made by the Landlord:-
[a]	the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belongs to the Tenant;

[b]	if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within three (3) months of the date upon which the Tenant vacated the said Premises;

[c]	the Tenant shall indemnify the Landlord against any damage occasioned to the said Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused or related to the presence of the property in or on the said Premises.
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10.	CLAIM BY TENANT

10.1	No Claim by Tenant

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of:-
[a]	any interruption in any of the services hereinbefore mentioned by reason of any repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord’s control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, material, electricity or water or by reason of labour disputes;

[b]	any act, omission, default, misconduct or negligence of any party including the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

[c]	any damage, injury or loss arising out of the leakage of the piping and wiring in the said Premises and/or structure of the said Premises.
11.	DAMAGE TO THE PREMISES

11.1	Damage to the Premises
[a]	If the said Premises shall be partially destroyed or damaged by fire, strike, malicious acts, explosion, storm, tempest, flood, aircraft or anything dropped therefrom riot or civil commotion (except where such destruction or damage has been caused by the fault or negligence of the Tenant) so as to be unfit for use, the Landlord shall repair, restore and rebuild the said Premises to substantially its former condition at the Landlord’s expense and the rent shall be reduced proportionately until the said Premises have been repaired, restored or rebuilt. If the Landlord shall fail to commence such repairs, restorations or reconstructions within ninety (90) days of such partial destruction or damage, then the Tenant may (but shall not be obliged to) with the consent of the Landlord make such repairs, restorations or reconstructions and the Landlord shall reimburse the Tenant for the cost thereof within fifteen (15) days from the production by the Tenant of the relevant receipts of payment.

[b]	If the said Premises shall be completely or substantially destroyed by fire, strike, malicious acts, explosion, storm, tempest, flood, aircraft or anything dropped therefrom, riot and civil commotion (except where such destruction or damage has been caused by the fault or negligence of the Tenant) so as to be wholly unfit to use, then either party may by written notice to the other within ninety (90) days thereafter elect to terminate this tenancy such
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termination to be effective as from the date of ‘ such destruction or damage aforesaid and a proportionate refund shall be made to the Tenant by the Landlord for any advance rental paid. In the event neither party elects to terminate the tenancy the Landlord shall, at its expense promptly rebuild or restore the said Premises to substantially its former condition and no rental shall be payable until be said Premises are again rendered fit for occupancy and use.
12.	OPTION TO RENEW

12.1	Option to Renew

The Landlord may on the written request of the Tenant made six (6) calendar months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach or non-observance of any of the covenants on the part of the Tenant herein contained, at the expense of the Tenant grant to the Tenant a further term of two (2) years from the date of the expiration of the term hereby created at a revised rental to be mutually agreed between the parties hereto but otherwise containing the like covenants and provisos contained herein or any other covenants and provisos imposed by the Landlord for renewal PROVIDED ALWAYS that two (2) weeks prior to the commencement of the renewed term the Tenant shall forthwith forward to the Landlord the additional security deposit failing which this option shall lapse and the Landlord shall be at liberty to grant a tenancy of the said Premises to any party without having to account to the Tenant whatsoever.

13.	PREMATURE TERMINATION BY TENANT

13.1	Termination before Expiry

If the Tenant shall determine this Agreement before the expiration of the tenancy hereby created, the Tenant shall pay to the Landlord a sum of money equivalent to the total sum of the monthly rental for the unexpired term of the tenancy hereby created by way of agreed liquidated damages.

14.	NOTICE

14.1	Notice

Any notice under this Agreement shall be in writing. Any notice to the Tenant or the Landlord shall be sufficiently served if sent to it by registered post or left at the registered office in accordance with Section 350 of the Companies Act 1965 or to the address of the Tenant or Landlord provided herein.
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15.	WAIVER OR INDULGENCE

15.1	Waiver or Indulgence

Any indulgence given by the Landlord shall not constitute a waiver of or prejudice the Landlord’s rights contained in this Agreement.

16.	TIME

16.1	Time

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

17.	STAMP DUTY AND SOLICITOR’S COST

17.1	Stamp Duty and Solicitor’s Cost
[a]	The costs and expenses of and incidental to this Agreement including stamp duty shall be borne and paid by the Tenant.

[b]	If the said Premises or rental or any other money due to the Landlord herein shall be required to be recovered through any process of law or be placed in the hands of solicitors or other agent for collection the Tenant shalI pay all fees and expenses incurred by the Landlord in respect of such recovery or collection on a full indemnity basis including the fees and expenses of the Landlord’s solicitors on a solicitor and own client basis.
18.	INVALIDITY OF ANY PROVISION

18.1	Invalidity of Any Provision

Any provisions of this Agreement which is invalid, unenforceable or prohibited shall not effect the validity or enforceability of the remaining provisions of this Agreement.

19.	INTERPRETATION

19.1	Interpretation

In this Agreement where the context so admits the expression “Landlord” and “Tenant” include the respective successors in title and assigns of the parties hereto and words denoting the singular number only shall include plural and vice versa and words denoting persons shall include corporation and partnership and vice versa and all words importing the masculine gender shall be deemed to include the feminine and neuter genders and vice versa. Reference to Clause and Schedules are to be construed as references to Clause and Schedule of this Agreement.

21	PROPER LAW

20.l	Proper Law

This Agreement shall be governed by and construed in all respects in accordance with the Laws of Malaysia.

21.	SCHEDULE

21.1	Schedule

The Schedules annexed hereto shall be read and construed as an essential part of this Agreement.
IN WITNESS WHEREOF the Landlord by its representatives and the Tenant have hereunto set their hands the day and year first above written.

SIGNED for and on behalf of the Landlord MALAYSIAN INDUSTRIAL ESTATES
BERHAD by Us Attorney in the presence of:-

:/s/ Azmi Bin Tambi Chik

MALAYSIAN INDUSTRIAL ESTATES BERHAD	P. A. Registration No. 44844/97
(company No: 5674-K)
:/s/ Salmah Abu Kassim
Legal Officer
  The execution of this instrument by
  the Tenant was duly effected in a
  manner authorised by As
  constitution under be seal of the
  Tenant which said seal was
  hereunto affixed in the presence of:-
:/s/ Yong Siew Wai
Director
:/s/ Soon Siew Kuan
Director

SCHEDULE A
(to be taken read and construed as an essential part of this Agreement)

SECTION	ITEM	PARTICULARS
1	Date of this Agreement	The day of— 6 DEC 2004

2	Name of the Tenant	TRIO-TECH (MALAYSIA) SDN. BHD.
(Company No. 105390-V)
	Registered Address	Suite 18.05, MWE Plaza
No. 8, Lebuh Farquhar
10200 Penang
	Business Address	Lot 1 11A, Jahn SS 8/2
Sungai Way Free Industrial Zone
47300 Petaling Jalan
Selangor Darul Ehsan

3	Particulars of Premises
	Description/identification of	Factory Lot No. 4
	factory building	Kawasan MIEL Sungai Way Baru (FTZ)
Phase III, Selangor Darul Ehsan
	Floor Loading	400 lbs. Per sq. ft.
Driveway Loading

4	Term of Tenancy	Three (3) years

5	Date of Commencement	- 1 DEC 2004

SCHEDULE B
PLAN

SECPON	ITEM	PARACULARS
6	Monty Rental	Ringgit Malaysia Twenty Three Thousand
Three Hundred Ninety Five
(RM23,395.00) Only

7	Effective Dab of Rental	- 1 FEB 2005

8	Security Deposit	Ringgit Malaysia Seventy Thousand One
	(3 months rental)	Hundred Eighty Five (RM70,185.00) Only